EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Nitro Petroleum, Inc., a Nevada corporation on Form S-8, of our report dated _______, 2009, appearing in the Annual Report on Form 10-K of Nitro Petroleum, Inc. for the year ended January 31, 2009.

/s/ Killman, Murrell & Company, P.C.

Killman, Murrell & Company, P.C., PC

Odessa, TX

August 14, 2009